As filed with the Securities and Exchange Commission on September 12, 2007.

File Number 333-145837

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CRDENTIA CORP.

(Exact name of issuer as specified in its charter)

Delaware	7361	76-0585701
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, TX 75244

(972) 850-0780

(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

James. J. TerBeest

Chief Financial Officer

5001 LBJ Freeway, Suite 850

Dallas, TX 75244

(972) 850-0780

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copy to:

Steven G. Rowles, Esq.

J. Nathan Jensen, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130-2040

(858) 720-5100

Approximate date of commencement of proposed sale to the public. From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

EXPLANATORY NOTE

Crdentia Corp. has prepared this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-145837) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 23.  Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered.

Registration Fee	$890
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	15,000
Printing and Engraving Fees	10,000
Listing Fees	—
Transfer Agent’s Fees	1,500
Miscellaneous	—
Total	$52,390

Item 14.  Indemnification of Directors and Officers.

Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.  If the action or suit is by or in the name of the corporation, the corporation may indemnify such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

As permitted by Section 102 of the Delaware General Corporation Law, the Company has adopted provisions in its restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director.  The duty of care generally requires that, when acting on behalf of the Company, directors exercise an informed business judgment based on all material information reasonably available to them.  Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to the Company or its stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•                  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

As permitted by Section 145 of the Delaware General Corporation Law, the Company’s amended and restated bylaws provide that:

•                  the Company may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•                  the Company may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•                  the rights provided in its amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers, as well as with certain employees and consultants.  These indemnification agreements provide that we hold harmless and indemnify each such director, officer, employee and consultant to the fullest extent authorized or permitted by law.  In addition, subject to certain conditions, these indemnification agreements provide for payment of expenses (including attorney’s fees) actually and reasonably incurred in connection with any threatened, pending or completed proceeding to which the indemnified director, officer or employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that he or she is, was or at any time becomes a director, officer, employee or agent of us, or is or was serving or at any time serves at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  In addition, we have purchased policies of directors’ and officers’ liability insurance, which insure our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 15.  Recent Sales of Unregistered Securities

•                  On August 31, 2004, the Company issued warrants to purchase 90,575 shares of Common Stock at a price of $31.50 per share in connection with the Company’s first borrowing under the term loan credit facility from Bridge Opportunity Finance, LLC.

•                  On August 31, 2004, the Company issued MedCap Partners L.P. a warrant to purchase 6,000 shares of Series B-1 Convertible Preferred Stock for $60 per share for five years.

•                  On August 31, 2004, the Company issued 35,840 shares of Series C Convertible Preferred Stock in exchange for cash proceeds of $2,150,400.  The shares were issued to certain accredited investors as well as MedCap Partners L.P. and the Company’s Chairman and Chief Executive Officer.  The purchasers were granted Series C Warrants to purchase an aggregate of 89,600 Series C Convertible Preferred Shares.

•                  On August 31, 2004, the Company acquired Arizona Home Health Care/Private Duty, Inc. in exchange for, among other things, 20,000 shares of the Company’s common stock valued at $690,000.

•                  On September 30, 2004, the Company issued 12,642 shares of Series B-1 Convertible Preferred Stock in exchange for the conversion of $758,640 in outstanding principal plus accrued and unpaid interest under certain convertible subordinated promissory notes issued in 2003.  The holders of such notes included the Company’s Chairman and Chief Executive Officer, a member of the Company’s Board of Directors and an entity whose managing member is also on the Company’s Board of Directors.

•                  Pursuant to the Makewell Agreement entered on August 31, 2004 by the Company, MedCap Partners L.P., BOF and Bridge Healthcare Finance, the Company issued to MedCap Partners L.P.: (i) 3,090 shares of Series C Convertible Preferred Stock (Series C) on September 23, 2004; (ii) 1,250 shares of Series C on October 12, 2004; (iii) 5,000 shares of Series C on October 18, 2004; (iv) 1,417 shares of Series C on October 25, 2004; and (v) 5,910 shares of Series C on November 3, 2004.  Such shares of Series C were issued at a cash price per share of $60.00.

•                  In connection with the Company’s issuances of the shares of Series C described above, MedCap Partners L.P., was granted (i) a warrant to purchase 7,725 shares of Series C on September 25, 2004 (ii) a warrant to purchase 65,685 shares of Series C on October 18, 2004, (iii) a warrant to purchase 17,712 shares of Series C on October 25, 2004 and (iv) a warrant to purchase 73,875 shares of Series C on November 3, 2004.  Such warrants are exercisable for a period of five years at a price per share of Series C of $60.00.

•                  During November 2004, the Company entered into an agreement to convert approximately $2.7 million of notes and accrued interest to Series B-1 Convertible Preferred Stock.  As a result, the Company issued 45,450 shares of Series B-1 Convertible Preferred Stock.

•                  On November 29, 2004, MedCap Partners L.P. loaned the Company $400,000 for working capital purposes.

•                  On December 16, 2004, the Company issued 1,582 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to investors for cash proceeds of $94,920.

•                  During the first quarter of 2005, the Company borrowed $1,050,000 from MedCap Partners L.P.  As an incentive to provide the funds, the Company also issued 7,775 shares of common stock.

•                  In March 2005, MedCap Partners L.P. exercised 108,333 warrants to purchase Series C Convertible Preferred Stock for $6.5 million.

•                  On March 29, 2005, the Company issued unsecured convertible notes to the former TravMed stockholders in the total amount of $3,215,490.

•                  On March 29, 2005, the Company acquired Health Industry Professionals, LLC in exchange for, among other things, 128,368 shares of common stock.

•                  In connection with the exercise of outstanding warrants to purchase shares of Series C Preferred Stock, on May 2, 2005 the Company issued 22,187 shares of Series C Preferred Stock at a cash price per share of $60.00 to MedCap Partners L.P.

•                  On May 4, 2005, the Company acquired Prime Staff, LP and Mint Medical Staffing Odessa in exchange for, among other things, 16,504 shares of our common stock.

•                  On May 31, 2005, the Company granted 370,000 shares of restricted stock to four of its officers.

•                  The Company obtained a $500,000 loan on November 15, 2005 and a $1,500,000 loan on November 18, 2005 from MedCap Partners L.P.

•                  On December 30, 2005, the Company issued 335,370 shares of common stock to MedCap Partners L.P., at a price per share of $0.60, in consideration for the cancellation of the principal and all accrued interest under secured promissory notes the Company issued on November 15, 2005 and November 18, 2005.

•                  On January 6, 2006, the Company issued to investors $2,000,000 aggregate principal amount of 8% Convertible Subordinated Debentures, Short Term Warrants to purchase an aggregate of 333,333 shares of common stock and Long Term Warrants to purchase an aggregate total of 166,666 shares of common stock.

•                  On January 24, 2006, the Company issued 125,000 shares of common stock to MedCap Partners LP for cash proceeds of $750,000.

•                  On March 3, 2006, the Company issued 25,000 shares of common stock to MedCap Partners LP for cash proceeds of $200,000.

•                  On March 13, 2006, the Company issued 25,000 shares of common stock to MedCap Partners LP and MedCap Master Fund L.P. for cash proceeds of $200,000.

•                  On March 24, 2006, the Company issued 150,000 shares of restricted common stock to its Chairman and Chief Executive Officer.

•                  On April 3, 2006 the Company issued 58,333 shares of common stock to MedCap Partners LP for cash proceeds of $350,000

•                  On April 4, 2006 the Company issued 10,257,131 shares of common stock to accredited investors, including MedCap Partners LP and James D. Durham, in exchange for all outstanding shares of the Company’s Series C convertible Preferred stock and warrants to purchase Series C Convertible Preferred Stock and Series B-1 Convertible Preferred Stock.

•                  On January 25, 2007, the Company issued 1,283,332 shares of common stock at $0.60 per share for aggregate proceeds of $770,000 in a private placement.

•                  On February 7, 2007, the Company issued 2,049,999 shares of common stock at $0.60 per share for aggregate proceeds of $1,230,000 in a private placement.

•                  On March 2, 2007, the Company issued 1,666,667 shares of common stock at $0.60 per share for aggregate proceeds of $1,000,000 in a private placement.

•                  On March 14, 2007, the Company issued 1,156,011 shares of common stock in exchange for an outstanding debenture.

•                  On March 15, 2007, the Company issued 171,650 shares of common stock in exchange for an outstanding debenture.

•                  On March 20, 2007, the Company issued 214,983 shares of common stock in exchange for an outstanding debenture.

•                  On March 28, 2007, the Company issued 333,332 shares of common stock at $0.60 per share for aggregate proceeds of $200,000 in a private placement.

•                  On April 4, 2007, the Company issued 1,500,000 shares of common stock pursuant to the terms of a Settlement Agreement.

•                  On April 9, 2007, the Company issued 312,500 shares of common stock pursuant to the terms of a Settlement Agreement.

•                  On April 12, 2007, the Company issued 499,999 shares of common stock at $0.60 per share for aggregate proceeds of $300,000 in a private placement.

•                  On April 13, 2007, the Company issued 400,000 shares of common stock pursuant to the terms of a Settlement Agreement.

•                  On April 26, 2007, the Company issued 250,000 shares of common stock at $0.60 per share for aggregate proceeds of $150,000 in a private placement.

•                  On May 8, 2007, the Company issued 333,333 shares of common stock at $0.60 per share for aggregate proceeds of $200,000 in a private placement.

•                  On May 24, 2007, the Company issued 166,666 shares of common stock at $0.60 per share for aggregate proceeds of $100,000 in a private placement.

•                  On June 25, 2007, the Company issued 500,000 shares of common stock at $0.60 per share for aggregate proceeds of $200,000 in a private placement.

•                  On June 25, 2007, the Company issued 975,000 shares of common stock and a warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $0.60 per share.

•                  On July 13, 2007, the Company issued 749,999 shares of common stock at $0.60 per share for aggregate proceeds of $450,000 in a private placement.

•      On August 9, 2007, the Company issued 333,332 shares of common stock at $0.60 per share for aggregate proceeds of $200,000 in a private placement.

•      On August 20, 2007, the Company issued 272,500 shares of common stock pursuant to the terms of a Services Agreement.

The issuances of the securities were made pursuant to an exemption from registration provided by the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description

2.9(9)

Agreement and Plan of Reorganization, dated as of March 28, 2005, by and among Crdentia Corp., CRDE Corp., Travmed Acquisition Corporation, Travmed USA, Inc. and the shareholders of Travmed USA, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601 of Regulation S-K. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.10(9)

Agreement and Plan of Reorganization, dated as of March 28, 2005, by and among Crdentia Corp., HIP Acquisition Corporation, HIP Holding, Inc. and the shareholders of HIP Holding, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601 of Regulation S-K. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.11(44)

Asset Purchase Agreement dated April 10, 2006 by and among Crdentia Corp., CRDE Corp., Staff Search Acquisition Corp., Staff Search, Ltd., SSL GP, LLC and J.W. Iden. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601 of Regulation S-K. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.12(44)

First Amendment to Asset Purchase Agreement dated April 18, 2006 by and among Crdentia Corp., CRDE Corp., Staff Search Acquisition Corp., Staff Search, Ltd., SSL GP, LLC and J.W. Iden. Certain schedules and exhibits referenced in the First Amendment to Asset Purchase Agreement have been omitted in accordance with Item 601 of Regulation S-K. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.13(47)

Agreement and Plan of Merger and Reorganization, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601 of Regulation S-K. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.14(49)	Amendment No. 1, effective as of December 29, 2006, to Agreement and Plan of Merger, by and among the Company, iVOW Acquisition Corp. and iVOW, Inc.

2.15(58)	Asset Purchase Agreement dated June 30, 2007 by and among Crdentia Corp., Matthew J. Cahillane and C. Michael Emery.

3.1(10)	Restated Certificate of Incorporation.

3.2(10)	Restated Bylaws.

3.3(3)	Certificate of Amendment to Restated Certificate of Incorporation.

3.4(11)	Certificate of Amendment to Restated Certificate of Incorporation.

3.5(11)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

3.6(11)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

3.7(12)	Certificate of Amendment to Restated Certificate of Incorporation.

4.1(41)	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Crdentia Corp.

4.2(43)	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Crdentia Corp.

4.3(26)	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Crdentia Corp.

4.4(13)	Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

4.5(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

4.6(15)	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.7(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.8(16)	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.9(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Crdentia Corp.

4.10(13)	Registration Rights Agreement dated August 9, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.

4.11(15)	Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.

4.12(26)	Amended and Restated Registration Rights Agreement dated June 16, 2004 by and among Crdentia Corp. and MedCap Partners L.P.

4.13(15)	Form of Warrant to Purchase Shares of Series C Preferred Stock of Crdentia Corp. granted to the holders listed on Schedule A thereto.

4.14(15)	Form of Warrant to Purchase Shares of Series B-1 Preferred Stock of Crdentia Corp. granted to MedCap Partners L.P.

4.15(15)	Warrant Agreement dated August 31, 2004 by and among Crdentia Corp. and Bridge Opportunity Finance, LLC.

4.16(15)	Form of Warrant Certificate to Purchase Shares of Common Stock of Crdentia Corp. granted to Bridge Opportunity Finance, LLC.

4.17(3)	Specimen Stock Certificate

4.18(17)	Registration Rights Agreement dated September 22, 2003 by and among Crdentia Corp. and the investors listed on Schedule A attached thereto.

4.19(17)	Registration Rights Agreement dated December 2, 2003 by and among Crdentia Corp. and the investors listed on Schedule A attached thereto.

4.20(9)	Letter Agreement dated March 29, 2005 by and among Crdentia Corp. and MedCap Partners, L.P.

5.1	Opinion of Morrison & Foerster LLP.

10.3(10)	Common Stock Purchase Agreement dated May 15, 2002 by and among Lifen, Inc., the individual stockholders of Crdentia listed on Schedule A thereto and James D. Durham and Malahide Investments.

10.5(21)#	Employment Agreement dated August 14, 2002 by and between Crdentia Corp. and James D. Durham.

10.7(22)#	Restricted Stock Issuance Agreement dated October 22, 2002 by and between Crdentia Corp. and Robert J. Kenneth.

10.10(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and Thomas H. Herman.

10.11(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and C. Fred Toney.

10.12(17)#	Executive Employment Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela Atherton.

10.13(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela Atherton.

10.14(19)#	Notice of Stock Option Award dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.15(19)#	Stock Option Plan and Award Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.16(19)#	Bonus and Other Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.17(40)#	Amendment to Employment Agreement, dated January 1, 2004, by and between Crdentia Corp. and James D. Durham.

10.20(24)#	Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and Thomas H. Herman.

10.21(24)#	Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and C. Fred Toney.

10.24(24)#	Crdentia Corp. 2004 Stock Incentive Plan.

10.25(24)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Employees) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.26(8)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Directors) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.27(24)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Senior Officers) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.28(24)#	Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the Crdentia Corp. 2004 Stock Incentive Plan.

10.29(32)#	Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and James D. Durham.

10.30(32)#	Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and Pamela Atherton.

10.35(29)#	Form of Indemnification Agreement.

10.49(40)#	Amendment to Restricted Stock Purchase Agreement, dated as of August 3, 2004, by and among Crdentia Corp. and Robert Kenneth.

10.50(33)

Second Amended and Restated Loan and Security Agreement - Revolving Loans, dated May 16, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and Bridge Healthcare Finance, LLC.

10.51(33)

Amended and Restated Loan and Security Agreement - Term Loan, dated May 16, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and Bridge Opportunity Finance, LLC.

10.52(34)#	Executive Employment Agreement dated May 31, 2005 by and between Crdentia Corp. and James J. TerBeest.

10.53(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James D. Durham.

10.54(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Pamela G. Atherton.

10.55(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James J. TerBeest.

10.57(35)#	Second Amendment to Employment Agreement dated November 8, 2005 among Crdentia Corp. and James D. Durham.

10.58(36)

Secured Promissory Note, dated November 15, 2005 issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, and GHS Acquisition Corporation to MedCap Partners L.P.

10.59(36)

Secured Promissory Note, dated November 18, 2005 issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, and GHS Acquisition Corporation to MedCap Partners L.P.

10.60(36)

Amended and Restated Security Agreement, dated November 18, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and MedCap Partners L.P.

10.61(36)#	Amendment to Bonus and Other Agreement dated November 17, 2005 by and between Crdentia Corp. and James D. Durham.

10.62(37)	Securities Purchase Agreement by and between Crdentia and MedCap Partners L.P., dated as of December 30, 2005.

10.63(38)	Securities Purchase Agreement by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.64(38)	Form of Convertible Debenture by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.65(38)	Form of Long-Term Stock Purchase Warrant by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.66(38)	Form of Short-Term Stock Purchase Warrant by and among Crdentia and the investors identified on the signature pages thereto.

10.67(38)	Form of Registration Rights Agreement by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.68(39)#	Separation Agreement by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.

10.69(39)#	General Release of Claims by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.

10.70(39)	Settlement Agreement, dated January 9, 2006, by and among Crdentia Corp., Nick Liuzza, Sr., Nick Liuzza, Jr., Christopher Liuzza and certain other former shareholders of New Age Staffing, Inc.

10.71(33)	Equity Purchase Agreement, dated as of May 4, 2005, by and among Crdentia Corp., CRDE Corp.,

GHS Acquisition Corporation, Prime Staff, Inc., Prime Staff GP, LLC, Mint Medical, LLC, Mint Medical GP, LLC and the equity owners of Prime Staff, Inc., Prime Staff GP, LLC, Mint Medical, LLC and Mint Medical GP, LLC. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601 of Regulation S-K. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.72(45)	Promissory Note Issued by Crdentia Corp. to Staff Search Ltd.

10.73(44)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement dated March 24, 2006 by and between Crdentia Corp. and James C. Durham.

10.74(44)#	Notice of Stock Option Award and Stock Option Award Agreement dated March 24, 2006 by and between Crdentia Corp. and James J. TerBeest.

10.75(46)#	Amendment to Executive Employment Agreement dated July 18, 2006 among Crdentia Corp. and James J. TerBeest.

10.76(47)	Interim Management Agreement, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc.

10.77(47)	Crdentia Merger Voting Agreement, dated September 20, 2006, by and among Crdentia Corp., MedCap Partners L.P. and MedCap Master Fund L.P.

10.78(47)	iVOW Merger Voting Agreement, dated September 20, 2006, by and among iVOW, Inc., MedCap Partners L.P. and MedCap Master Fund L.P.

10.79(48)	Securities Purchase Agreement, dated January 25, 2007, by and among Crdentia Corp. and the investors identified on the signature pages thereto.

10.80(48)	Registration Rights Agreement, dated January 25, 2007, by and among Crdentia Corp. and the investors identified on the signature pages thereto.

10.81(51)	Severance Agreement and Mutual Release of Claims dated March 6, 2007 by and between Crdentia Corp. and James D. Durham.

10.82(52)	Letter Agreement dated March 8, 2007 by and between Crdentia Corp. and John Kaiser.

10.83(53)	Executive Employment Agreement dated March 26, 2007, by and between Crdentia Corp. and John Kaiser.

10.84(53)	Restricted Stock Bonus Award Agreement dated March 26, 2007, by and between Crdentia Corp. and John Kaiser.

10.85(54)*

SYSTRAN Financial Services Corporation Factoring Agreement, dated February 8, 2007, by and between SYSTRAN Financial Services Corporation and Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., and Nurses Network, Inc.

10.86(54)*

SYSTRAN Financial Services Corporation Factoring Agreement, dated February 8, 2007, by and between SYSTRAN Financial Services Corporation and Crdentia Corp., Health Industry Professions, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff LP and Staff Search Acquisition Corp.

10.87(54)

Collateralized Guaranty Agreement dated February 8, 2007, by AHHC Acquisition Corporation, Arizona Home Health Care/Private Duty, Inc., Baker Anderson Christie, Inc., BAC Acquisition Corporation, Care Pros Staffing, Inc., CPS Acquisition Corp., CRDE Corp., GHS Acquisition Corporation, HIP Acquisition Corporation, HIP Holding Inc., iVOW Acquisition Corporation, NAS Acquisition Corporation, New Age Staffing, Inc., NNI Acquisition Corporation, Nurses Network, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., and PSR Nurses Holdings Corp.

10.88(54)

Collateralized Guaranty Agreement dated February 8, 2007, by Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff, LP, and Staff Search Acquisition Corp.

10.89(54)	Bills, Accounts, and Accounts Receivable Validity Guaranty dated February 8, 2007 by James D. Durham in favor of Systran Financial Services Corporation.

10.90(54)	Bills, Accounts, and Accounts Receivable Validity Guaranty dated February 8, 2007 by James J. TerBeest in favor of Systran Financial Services Corporation.

10.91(54)	Master Revolving Note dated January 19, 2007 between Crdentia Corp. and Comerica Bank.

10.92(55)	Settlement Agreement by and between Crdentia Corp. and iVOW, Inc., dated as of April 4, 2007

10.93(55)	Registration Rights Agreement by and between Crdentia Corp. and iVOW, Inc., dated as of April 4, 2007.

10.94(56)	Settlement Agreement by and between Crdentia Corp. and Dawson James Securities, Inc., dated April 13, 2007.

10.95(54)	Registration Rights Agreement dated April 13, 2007 by and between Crdentia Corp. and Dawson James Securities, Inc.

10.96(54)	Compromise, Settlement and Release Agreement dated effective March 29, 2007 by and between Crdentia Corp. and William W. Crocker and William C. Crocker.

10.97(57)	Services Agreement dated June 25, 2007 by and between Crdentia Corp. and AudioStocks, Inc.

10.98(57)	Warrant to Purchase Common Stock of Crdentia Corp. dated June 25, 2007.

23.1+	Consent of KBA Group LLP.

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1+	Power of Attorney.

# Indicates management contract or compensatory plan.
+ Previously filed.
*Confidential treatment has been granted for certain provisions of this exhibit.  Omitted material for which confidential treatment has been granted has been filed separately with the Securities and Exchange Commission.

(3)	Previously filed on Form 10-QSB with the Securities and Exchange Commission on August 12, 2003 and incorporated herein by reference.
(8)	Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 31, 2005 and incorporated herein by reference.
(9)	Previously filed on Form 8-K with the Securities and Exchange Commission on April 1, 2005 and incorporated herein by reference.
(10)	Previously filed on Form 8-K with the Securities and Exchange Commission on August 22, 2002 and incorporated herein by reference.
(11)	Previously filed on Form 8-K/A with the Securities and Exchange Commission on June 28, 2004 and incorporated herein by reference.
(12)	Previously filed on Form 8-K with the Securities and Exchange Commission on January 7, 2005 and incorporated herein by reference.
(13)	Previously filed on Form 8-K with the Securities and Exchange Commission on August 24, 2004 and incorporated herein by reference.
(14)	Previously filed on Form 8-K/A with the Securities and Exchange Commission on October 18, 2004 and incorporated herein by reference.
(15)	Previously filed on Form 8-K with the Securities and Exchange Commission on September 7, 2004 and incorporated herein by reference.
(16)	Previously filed on Form 8-K with the Securities and Exchange Commission on March 21, 2005 and incorporated herein by reference.
(17)	Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 30, 2004 and incorporated herein by reference.

(19)	Previously filed on Form 8-K with the Securities and Exchange Commission on January 12, 2004 and incorporated herein by reference.
(20)	Previously filed on Form 10-QSB with the Securities and Exchange Commission on November 14, 2003 and incorporated herein by reference.
(21)	Previously filed on Form 10-KSB with the Securities and Exchange Commission on November 27, 2002 and incorporated herein by reference.
(22)	Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 11, 2003 and incorporated herein by reference.
(23)	Previously filed on Form 10-QSB with the Securities and Exchange Commission on May 17, 2004 and incorporated herein by reference.
(24)	Previously filed on Registration Statement on Form S-8 with the Securities and Exchange Commission on May 27, 2005 and incorporated herein by reference.
(25)	Previously filed on Form 8-K with the Securities and Exchange Commission on May 20, 2004 and incorporated herein by reference.
(26)	Previously filed on Form 8-K with the Securities and Exchange Commission on June 22, 2004 and incorporated herein by reference.
(29)	Previously filed on Form 10-QSB/A with the Securities and Exchange Commission on September 9, 2004 and incorporated herein by reference.
(30)	Previously filed on Form 8-K with the Securities and Exchange Commission on December 3, 2004 and incorporated herein by reference.
(32)	Previously filed on Form 10-QSB with the Securities and Exchange Commission on November 15, 2004 and incorporated herein by reference.
(33)	Previously filed on Form 10-QSB with the Securities and Exchange Commission on August 15, 2005 and incorporated herein by reference.
(34)	Previously filed on Form 8-K with the Securities and Exchange Commission on June 6, 2005 and incorporated herein by reference.
(35)	Previously filed on Form 8-K with the Securities and Exchange Commission on November 14, 2005 and incorporated herein by reference.
(36)	Previously filed on Form 8-K with the Securities and Exchange Commission on November 21, 2005 and incorporated herein by reference.
(37)	Previously filed on Form 8-K with the Securities and Exchange Commission on January 6, 2006 and incorporated herein by reference.
(38)	Previously filed on Form 8-K with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.
(39)	Previously filed on Form 8-K with the Securities and Exchange Commission on January 12, 2006 and incorporated herein by reference.
(40)	Previously filed on Registration Statement on Form S-2 with the Securities and Exchange Commission on June 1, 2005 and incorporated herein by reference.
(41)	Previously filed on Form 8-K with the Securities and Exchange Commission on December 30, 2003 and incorporated herein by reference.
(43)	Previously filed on Form 8-K with the Securities and Exchange Commission on February 20, 2004 and incorporated herein by reference.
(44)	Previously filed with a Quarterly Report on Form 10-QSB dated May 15, 2006 and incorporated herein by reference.
(45)	Previously filed with a Current Report on Form 8-K dated April 18, 2006 and incorporated herein by reference.
(46)	Previously filed with a Current Report on Form 8-K dated July 18, 2006 and incorporated herein by reference.
(47)	Previously filed with a Current Report on Form 8-K dated September 20, 2006 and incorporated herein by reference.
(48)	Previously filed with a Current Report on Form 8-K dated January 29, 2007 and incorporated herein by reference.
(49)	Previously filed with a Current Report on Form 8-K dated January 4, 2007 and incorporated herein by reference.
(51)	Previously filed with a Current Report on Form 8-K dated February 28, 2007 and incorporated herein by reference.
(52)	Previously filed with a Current Report on Form 8-K dated March 8, 2007 and incorporated herein by reference.

(53)	Previously filed with a Current Report on Form 8-K dated March 26, 2007 and incorporated herein by reference.
(54)	Previously filed with a Quarterly Report on Form 10-Q dated May 15, 2007 and incorporated herein by reference.
(55)	Previously filed with a Current Report on Form 8-K dated April 4, 2007 and incorporated herein by reference.
(56)	Previously filed with a Current Report on Form 8-K dated April 12, 2007 and incorporated herein by reference.
(57)	Previously filed with a Current Report on Form 8-K dated June 25, 2007 and incorporated herein by reference.
(58)	Previously filed with a Current Report on Form 8-K dated June 30, 2007 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A)          Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 udner the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement (No. 333-145837) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on September 12, 2007.

CRDENTIA CORP.

By:	/s/ John B. Kaiser
John B. Kaiser
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

	/s/ John B. Kaiser	Director and Chief Executive Officer	September 12, 2007
	John B. Kaiser	(Principal Executive Officer)

	/s/ James J. TerBeest	Chief Financial Officer	September 12, 2007
	James J. TerBeest	(Principal Financial and Accounting Officer)

	*	Director	September 12, 2007
Thomas F. Herman

	*	Director	September 12, 2007
Robert J. Kenneth

	*	Chairman (Director)	September 12, 2007
C. Fred Toney

	*	Director	September 12, 2007
William J. Nydam

*By:	/s/ James J. TerBeest
James J. TerBeest
Attorney-in-fact